PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant Filed by a Party other than the Registrant	[X] [ ]

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[ ] [ ] [ ] [X] [ ]	Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under Rule 14a-12

Prospect Street Income Shares Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROSPECT STREET(R) INCOME SHARES INC.

Formerly CNA Income Shares, Inc.
13455 Noel Road
Suite 1300
Dallas, Texas 75240

URGENT REMINDER

May 16, 2002

Dear Fellow Stockholder:

The 2002 Annual Meeting of Stockholders will be held on Friday, May 17, 2002. Proposals 2a, 2b, 2c, 2d and 3 (as detailed in the proxy statement for the meeting), which seek approval to amend certain provisions of the Fund's Charter, require an affirmative vote by a majority of all shares outstanding. We anticipate that voting on these proposals will be deferred until a rescheduled meeting on June 7, 2002. Therefore, if you do not vote you are essentially voting AGAINST these proposals.

According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.

Regardless of the number of shares you own, it is important that your shares be represented at the rescheduled meeting. Your vote matters and we need your support. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Please note that the Fund was formerly named CNA Income Shares, Inc. If you purchased shares in a fund named CNA Income Shares, Inc., your proxy vote represents your vote for those shares. CNA Income Shares, Inc. is now named Prospect Street(R)Income Shares Inc.

For more information regarding the meeting agenda, please call Georgeson Shareholder Communications Inc. ("Georgeson"), the Fund's proxy agent, at 1-866-999-5173 extension 48014.

A stockholder may think his or her vote is not important, but it is vital. Your vote will enable the Fund to hold the meeting as rescheduled and avoid the cost of additional solicitation, so please vote immediately.

For your convenience, we have established three easy methods for you to vote:

1.	By Telephone:	Please call 1-866-999-5173 extension 48014.

2.	By Internet:	Go to www.proxyvote.com.

3.	By Mail:	Return your executed proxy in the enclosed postage paid envelope. Please use this option only if methods 1 or 2 above are unavailable.

If you vote by telephone or Internet, you authorize Georgeson to execute your proxy on your behalf. In recording proxy authorizations by telephone or Internet, Georgeson will use reasonable procedures designed to (1) authenticate your identity, (2) allow you to authorize the voting of your shares in accordance with your instructions and (3) confirm that your instructions have been properly recorded. In obtaining authorization by telephone, a Georgeson representative is required to ask for your full name, address and last four digits of your social security or tax identification number, whether you are authorized to direct the voting of the shares (if you are doing so on behalf of an entity), and the number of shares owned (if known), and to confirm that you have received the proxy statement and proxy card in the mail. If the responses correspond with information on file with Georgeson, then the Georgeson representative has the responsibility to explain the voting process, read the proposals listed in the proxy card and ask for your instruction on each proposal. Although the representative is permitted to answer questions about the process, he or she cannot recommend how to vote (other than to read any recommendation set forth in the proxy statement). The Georgeson representative will record your vote on the proxy card. Within 72 hours of voting by telephone or Internet, you will be sent a letter by first class mail that confirms your vote and asks you to call Georgeson immediately if your vote is not correctly reflected in the confirmation. Any proxy given by a stockholder, whether in writing, by telephone or Internet, is revocable by the stockholder.

Thank you in advance for your support.

Sincerely,

R. Joseph Dougherty

Secretary

IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.